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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF AAi.FOSTERGRANT, INC. ("AAi")


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
Name of Subsidiary                       Jurisdiction of Organization         Shareholder
------------------                       ----------------------------         -----------

Foster Grant Holdings, Inc. ("Holdings")           Delaware                   Common - AAi
                                                                              Preferred - Bolle, Inc.

The Bonneau Company                                 Texas                     Holdings

Bonneau General, Inc.                              Delaware                   The Bonneau Company

Bonneau Holdings, Inc.                             Delaware                   The Bonneau Company

F.G.G. Investments, Inc.                           Delaware                   The Bonneau Company

Opti-Ray, Inc.                                     New York                   Holdings

O-Ray Holdings, Inc.                               Delaware                   Opti-Ray, Inc.

Foster Grant Group, L.P.                           Delaware                   1% G.P. - Bonneau General Inc.
                                                                              64% L.P. - Bonneau Holdings, Inc.
                                                                              35% L.P. - O-Ray Holdings, Inc.

Fantasma, LLC                                      Delaware                   80% - AAi
                                                                              20% - Houdini Capital Ltd.

AAi Company of Canada                            Nova Scotia                  AAi
                                                   Canada

Vendome Accessories Limited                      Nova Scotia                  51% - AAi Company of Canada
                                                    Canada                    49% - Place Vendome Accessories, Inc.

AAi.Foster Grant Limited                        United Kingdom                AAi

AAi/JOSKE'S, S. de R.L. de C.V.                     Mexico                    55% - AAi
                                                                              45% - Joske's de Mexico, S.A. de C.V.
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